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EXHIBIT (21) - SUBSIDIARIES

At December 30, 1995, the Company owned the following subsidiaries, all of which are included in the consolidated financial statements filed as part of the Form 10-K:

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                                                                                         PERCENTAGE
                                                    STATE OF                                 OF
             SUBSIDIARIES                        INCORPORATION                           OWNERSHIP
---------------------------------------------------------------------------------------------------
 Carlon Chimes Co.                      Delaware                                            100
 Lamson and Sessions Ltd.               Ontario, Canada                                     100
 LMS Asia Limited                       Hong Kong                                           100